As filed with the Securities and Exchange Commission on April 3, 2019

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Qutoutiao Inc.

(Exact name of Registrant as specified in its charter)

Cayman Islands	7370	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11/F, Block 3, XingChuang Technology Center

Shen Jiang Road 5005,

Pudong New Area, Shanghai, 200120

People’s Republic of China

+86-21-6858-3790

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Cogency Global Inc.

10E. 40th Street, 10th Floor

New York, NY10016, United States

+1-212-947-7200

(Name, address and telephone number of agent for service)

Copies to:

Chris K.H. Lin, Esq. Daniel Fertig, Esq. Simpson Thacher & Bartlett LLP 35th Floor, ICBC Tower 3 Garden Road Central, Hong Kong +852-2514-7600

Dan Ouyang, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

Unit 2901, 29/F, Tower C,

Beijing Yintai Centre

No. 2 Jianguomenwai Avenue

Chaoyang District, Beijing 100022

People’s Republic of China

+86-10-6529-8300

Jie Zhu, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

Unit 03-04, 38F, Jin Mao Tower

88 Century Boulevard

Pudong New Area, Shanghai 200121

People’s Republic of China

+86-21-6165-1700

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-230624

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)
Class A ordinary shares, par value US$0.0001 per share	431,250	US$43.10	US$18,586,875	US$2,252.73

(1)

American depositary shares, or ADSs, issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-227181). Every four ADSs represent one Class A ordinary share.

(2)

Includes (a) Class A ordinary shares represented by ADSs that may be purchased by the underwriters pursuant to their option to purchase additional ADSs and (b) all Class A ordinary shares represented by ADSs initially offered and sold outside the United States that may be resold from time to time in the United States either as part of the distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public.

(3)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low trading prices on April 2, 2019 of the ADSs listed on the NASDAQ Global Select Market.

(4)

Pursuant to 462(b) under the Securities Act of 1933, as amended, the amount of securities being registered hereunder represents no more than 20% of securities initially registered pursuant to Form F-1 Registration Statement No. 333-230624. A total of 2,443,750 securities were registered under Registration Statement No. 333-230624. In no event will the aggregate amount of all securities issued by the Registrant pursuant to this Registration Statement and Registration Statement No. 333-230624 exceed 2,875,000.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-230624) initially filed by Qutoutiao Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on March 29, 2019, which was declared effective by the Commission on April 2, 2019, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1	Opinion of Walkers regarding the validity of the ordinary shares being registered

23.1	Consent of PricewaterhouseCoopers Zhong Tian LLP

23.2	Consent of Walkers (included in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of Qutoutiao Inc. (File No. 333-230624) initially filed with the Securities and Exchange Commission on March 29, 2019)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China on April 3, 2019.

QUTOUTIAO INC.

By:	/s/ Eric Siliang Tan
Name: Eric Siliang Tan
Title: Executive Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Eric Siliang Tan	Executive Chairman	April 3, 2019
Eric Siliang Tan

/s/ Lei Li	Director and Chief Executive Officer	April 3, 2019
Lei Li	(principal executive officer)

*	Director	April 3, 2019
Shaoqing Jiang

*	Director	April 3, 2019
Yongbo Dai

*	Director	April 3, 2019
James Jun Peng

*	Director	April 3, 2019
Feng Li

*	Director and Co-President	April 3, 2019
Jianfei Dong

/s/ Jingbo Wang	Director and Chief Financial Officer	April 3, 2019
Jingbo Wang	(principal financial and accounting officer)

*	Director and Chief Strategy Officer	April 3, 2019
Oliver Yucheng Chen

*By:	/s/ Eric Siliang Tan
Name: Eric Siliang Tan
Attorney-in-fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Qutoutiao Inc. has signed this registration statement or amendment thereto in New York on April 3, 2019.

COGENCY GLOBAL INC.

By:	/s/ Shek Yuen Ting
Name: Shek Yuen Ting
Title: Assistant Secretary

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